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                                                               EXHIBIT 11
                                 EQUIMED, INC.

             STATEMENT REGARDING COMPUTATION OF EARNINGS PER SHARE

                   (in thousands, except per share amounts)




                                            Three months
                                               ended
                                              March 31,
                                            1996     1997
                                          ----------------
Primary:

          Weighted average common          25,045     28,035
           shares outstanding

          Net effect of dillutive stock
           options and warrants-
           based on the treasury
           stock method using
           average market price               282         --
                                          ---------  --------
          Weighted average common share
           and equivalent outstanding      25,327     28,035
                                          ---------  --------

          Net Income (loss)                   381      2,802
                                          ---------  --------
          Net income per share               0.02       0.10
                                          ---------  --------


Fully Diluted:

          Weighted average common
           shares outstanding              25,045     28,035

          Net effect of dillutive stock
           options and warrants-
           based on the treasury
           stock method using
           average market price               282         --
                                          ---------  --------
          Weighted average common share
           and equivalent outstanding      25,327     28,035
                                          ---------  --------

          Net Income (loss)                   381      2,802
                                          ---------  --------

          Net income per share               0.02       0.10
                                          ---------  --------




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